UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

 South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2012 Equity Incentive Plan

At the Annual Meeting of Stockholders of KaloBios Pharmaceuticals, Inc. (the “Company”) held on July 7, 2015 (the “Annual Meeting”), the stockholders of the Company voted on and approved certain amendments to the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”) to, among other things, increase the number of shares reserved for issuance thereunder by 2,500,000 shares on a pre-reverse stock split basis.

The terms and conditions of the 2012 Equity Incentive Plan, as amended, are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 26, 2015.

Option Grants to Non-Employee Directors

On July 10, 2015, as an annual grant in connection with their continuing service on the Company’s board of directors (the “Board”), the Board’s non-employee directors were each granted an option to purchase 40,000 shares of the Company’s common stock (on a pre-reverse stock split basis) (the “Non-Employee Director Option Awards”) with an exercise price equal to $0.46 per share, which was the closing price of the Company’s common stock on the date of grant. The Non-Employee Director Option Awards were granted under the 2012 Equity Incentive Plan. The shares subject to the Non-Employee Director Option Awards will vest and become exercisable ratably over 12 months of the applicable director’s continuous service following the grant date (but in any event shall vest and be fully exercisable upon the date of the first regular annual meeting of stockholders in 2016 if the applicable director remains in service through that date).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2015, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split of the Company’s issued and outstanding capital stock (the “Reverse Stock Split”), effective at 5:00 p.m. Eastern Time on such date (the “Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board previously approved the Certificate of Amendment to effect a reverse stock split of the Company’s issued and outstanding common stock such that every 4, 5, 6, 7, 8, 9 or 10 shares (the “Reverse Split Range”) of the Company’s common stock would be combined and reclassified into one share of the Company’s common stock, with the exact ratio within the Reverse Split Range to be determined by the Board. The Certificate of Amendment was approved by the Company’s stockholders at the Annual Meeting. On July 10, 2015, the Board approved the Reverse Stock Split after determining the reverse stock split ratio to be 1-for-8.

As a result of the Reverse Stock Split, every 8 shares of the Company’s issued and outstanding common stock were automatically combined and reclassified into one share of the Company’s common stock. The Reverse Stock Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split.

The purpose of the reverse split was to reorganize the Company’s capital structure.  The Company believes that the reverse stock split of the common stock provides the Company greater flexibility to raise equity financing.  The Company plans to explore its financing options to raise capital and advance its drug development programs.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of capital stock will receive a cash payment for any fractional share resulting from the Reverse Stock Split in an amount equal to such fraction multiplied by the closing sales price of the common stock as reported on the Nasdaq Global Market on July 13, 2015, the last trading day immediately preceding the Effective Time.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A and filed with the Securities and Exchange Commission on May 26, 2015 and in the Company’s additional definitive proxy soliciting materials filed with the Securities and Exchange Commission on June 1, 2015. Only stockholders of record as of the close of business on May 18, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 32,995,178 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of seven directors to hold office until the 2016 annual meeting of stockholders and until his or her successor is elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Robert A. Baffi, Ph.D.	11,781,308	243,809	11,890,669

Denise Gilbert, Ph.D.	11,782,278	242,839	11,890,669

Ted W. Love, M.D.	11,781,765	243,352	11,890,669

Gary Lyons	11,690,932	334,185	11,890,669

Ronald A. Martell	11,782,169	242,948	11,890,669

Laurie Smaldone Alsup, M.D.	11,781,211	243,906	11,890,669

Raymond M. Withy, Ph.D.	11,781,235	243,882	11,890,669

Proposal 2: The approval of a series of alternate amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock:

FOR	AGAINST	ABSTENTIONS
21,608,400	2,260,431	46,955

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3: The approval of amendments to the Company’s 2012 Equity Incentive Plan to, among other things, increase the number of shares reserved for issuance thereunder by 2,500,000 shares on a pre-reverse stock split basis:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
11,428,584	568,057	28,476	11,890,669

Proposal 4: The ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015:

FOR	AGAINST	ABSTENTIONS
22,986,517	512,922	416,347

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Herb C. Cross
Herb C. Cross
Chief Financial Officer and Interim Chief Executive Officer

Dated:  July 13, 2015